UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2025

T1 Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-274434	93-3205861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 E 4th St.

Austin, Texas 78702

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 409-599-5706

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	TE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On December 16, 2025, T1 Energy Inc. (the “Company”) completed its previously announced public offering of $161.0 million aggregate principal amount of the Company’s 5.25% Convertible Senior Notes due 2030 (the “Convertible Notes”) (including $21.0 million aggregate principal amount of Convertible Notes pursuant to the underwriters’ option to purchase additional Convertible Notes to cover over-allotments, which was exercised in full on December 12, 2025) at a public offering price of 100% of the principal amount thereof (the “Convertible Notes Offering”). The Convertible Notes were issued pursuant to, and are governed by, an indenture, dated as of December 16, 2025 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated as of December 16, 2025 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

As previously announced, on December 15, 2025, the Company completed a public offering of 32,525,254 shares of common stock (including the 4,242,424 shares of common stock pursuant to the underwriters’ option to purchase additional shares, which was exercised in full on December 12, 2025) at a public offering price of $4.95 per share (the “Common Stock Offering” and, together with the Convertible Notes Offering, the “Offerings”). The Company estimates that the combined net proceeds from the Offerings will be approximately $304.2 million, after deducting underwriting discounts and commissions and the Company’s estimated offering expenses. The Company expects to use the net proceeds from the Offerings (i) to progress efforts to become compliant with applicable foreign entities of concern (FEOC) related provisions of the One Big Beautiful Bill Act by December 31, 2025, including through the repayment of certain indebtedness, (ii) for working capital, construction and advancement of infrastructure relating to the first 2.1 GW phase of the Company’s G2_Austin facility and (iii) for general corporate purposes.

The Convertible Notes will be senior unsecured obligations of the Company and will bear interest at a rate of 5.25% per annum from and including December 16, 2025, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2026. The Convertible Notes will mature on December 1, 2030, unless earlier repurchased, redeemed or converted.

Before September 1, 2030, holders may convert their Convertible Notes at their option only in certain circumstances. At any time from, and including, September 1, 2030 until the close of business on the business day immediately preceding the maturity date, the Convertible Notes will be convertible at the option of the holders. The Company will settle conversions by paying and/or delivering, as applicable, cash, shares of its common stock, or a combination of cash and shares of its common stock, at the Company’s election. The initial conversion rate is 144.3001 shares of the Company’s common stock per $1,000 principal amount of the Convertible Notes, which is equivalent to an initial conversion price of approximately $6.93 per share of common stock and represents a conversion premium of approximately 40% above the public offering price per share of common stock in the Common Stock Offering. If a “make-whole fundamental change” (as defined in the Indenture) occurs, or if the Company calls a holder’s Convertible Notes for redemption, then the Company will in certain circumstances increase the conversion rate for a specified period of time for holders who convert their Convertible Notes in connection with that make-whole fundamental change, or who convert their Convertible Notes that are called for such redemption.

The Convertible Notes will not be redeemable prior to December 6, 2028. The Convertible Notes will be redeemable, in whole or in part (subject to certain limitations), at the Company’s option at any time, and from time to time, on or after December 6, 2028 and prior to the 41st scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of the Company’s common stock equals or exceeds 130% of the conversion price for the Convertible Notes on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (2) the trading day immediately before the date the Company sends such notice.

If a “fundamental change” (as defined in the Indenture) occurs, then, subject to certain exceptions, holders may require the Company to repurchase their Convertible Notes at a cash repurchase price equal to the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The Convertible Notes are governed by customary terms and covenants, including that upon certain events of default, including cross-acceleration to certain other indebtedness of the Company and certain of its subsidiaries, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Convertible Notes then outstanding may declare the principal amount of the Convertible Notes and accrued and unpaid interest, if any, thereon immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company, the principal amount of the Convertible Notes and accrued and unpaid interest, if any, thereon will automatically become and be immediately due and payable.

The above description of the Indenture and the Convertible Notes is a summary and is not complete. A copy of the Base Indenture, the Supplemental Indenture and the form of note representing the Convertible Notes are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Base Indenture, the Supplemental Indenture and the Convertible Notes set forth in such exhibits.

A copy of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the validity of the issuance and sale of the Convertible Notes in the Convertible Notes Offering is filed herewith as Exhibit 5.1.

Item 2.03. Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of December 16, 2025, between T1 Energy Inc. and U.S. Bank Trust Company, National Association, as trustee.
4.2	First Supplemental Indenture, dated as of December 16, 2025, between T1 Energy Inc. and U.S. Bank Trust Company, National Association, as trustee.
4.3	Form of 5.25% Convertible Senior Note due 2030 (included in Exhibit 4.2).
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

T1 Energy Inc.

By:	/s/ Joseph Evan Calio
	Name:	Joseph Evan Calio
	Title:	Chief Financial Officer

Dated: December 16, 2025

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